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                                                                      Exhibit 23
                                                                      ----------

                   Consent of Independent Public Accountants
                   -----------------------------------------

As independent public accountants, we hereby consent to the inclusion of our report dated February 12, 2001 (except for the matters discussed in Note 18, as to which the date is July 12, 2001) in Thermo Electron Corporation's Current Report on Form 8-K dated July 12, 2001.


/s/ Arthur Andersen LLP

Boston, Massachusetts
July 12, 2001